EXHIBIT 31.1

CERTIFICATION

I, Kenneth L. Londoner, certify that:

1.	I have reviewed this Amendment No.1 to quarterly report on Form 10-Q/A of BioSig Technologies, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 28, 2020

/s/ Kenneth L. Londoner
Kenneth L. Londoner
Chairman & Chief Executive Officer (Principal Executive Officer)